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Exhibit 3.2

LAB International Inc.
(the "Corporation")

BY-LAWS

I

MEETINGS OF SHAREHOLDERS

Annual Meeting

        The annual meeting of shareholders shall be held at the registered office of the Corporation, or at such other place in Canada as the directors may determine, on such date as the directors may determine, to receive the financial statements, the report of the auditor, if any, and any further information required by the articles of incorporation, the by-laws, or any unanimous shareholders agreement, to elect directors and to do any other thing required or permitted by the Canada Business Corporations Act to be done at an annual meeting of shareholders.

        Immediately after the annual meeting of shareholders, such directors as are then present (provided they shall constitute a quorum) shall meet without further notice for the election of officers and the transaction of general business.

Special Meetings

        Special meetings of shareholders may be called at any time:

a)
by the president;

b)
by the chairman of the board;

c)
upon resolution of the directors; or

d)
upon written requisition of the directors signed by the holders of not less than five per cent of the then outstanding shares of the Corporation entitled to vote thereat and setting out the purposes of the proposed meeting.

        Special meetings shall be held at the registered office of the Corporation unless some other place is fixed for such meetings by resolution of the directors, in which case the meeting shall be held at the place so fixed.

II

DIRECTORS

Number and Qualification

        The number of directors required by the articles of incorporation or a number of directors not more than the maximum required by the articles of incorporation shall be elected at each annual meeting of shareholders. Directors shall not be required to hold any shares issued by the Corporation.

Board of Directors

        The Corporation shall have a board consisting of a maximum of seven (7) directors and the Jaeger Estate Freeze Family Trust shall be entitled to appoint a maximum of four (4) nominees to such board.

Removal

        The shareholders having appointed any of the above-mentioned nominees to the board of directors may, at a special meeting or, by written or by written instrument remove such nominee from office and fill any vacancy or vacancies so created with a new nominee appointed by them as director. Any such vacancy not so filled may be filled as provided in the next following paragraph.

Vacancies

        Any vacancy among the directors may be filled by simple resolution of the shareholder who initially appointed such nominee to the board the directors. Notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

Validation

        An act of a director is valid notwithstanding any irregularity in his election or appointment or any defect in his qualification.

Voting

        It shall not be necessary that the voting for the election of directors be conducted by ballot unless voting by ballot is required by a shareholder present at the meeting at which such election takes place.

Remuneration

        Except as may be provided in the articles of incorporation or in any unanimous shareholders agreement, the remuneration of the directors shall be determined from time to time by the directors.

Liability for Acts of Others

        No director shall be liable for the acts, receipts, neglects or defaults of any other director.

III

MEETINGS OF DIRECTORS

Calling of Meetings

        Meetings of the board may be called by the chairman of the board, the vice chairman of the board and the president.

        The president shall be bound to call a meeting of directors on requisition of two directors and if he fails to do so within 24 hours from receipt of such requisition, any two directors may convene said special meeting.

Place of Meetings

        Meetings of directors, whether regular or special, shall be held at the registered office of the Corporation unless some other place of meeting shall have been previously fixed by the directors, the chairman of the board or by the president.

IV

NOTICE OF MEETINGS

General

        Notices of meetings of shareholders and of directors (as the case may be) specifying the place, day and hour of the meeting shall be served by any literate person upon the shareholders or directors personally or such notices may be given through the post by circular letter enclosed in an envelope, postage prepaid, addressed to the shareholders or directors at their respective addresses as they appear in the books of the Corporation, or if no addresses so appear, then to such addresses as the person sending the notice may consider to be the most likely promptly to reach the shareholders or directors. If notice is given by post to an address outside Canada, it must be sent by airmail.

        The directors and the auditor, if any, shall be entitled to receive notice of, to attend and to be heard at, all meetings of shareholders.

Shareholders' Notice

        Notices of meetings of shareholders must be served or mailed not less than 21 days nor more than 50 days before the dates fixed for the meetings.

        Notices of special meetings of shareholders shall state the purposes for which such meetings are called and shall include the text of any special resolution to be submitted to such meetings.

Directors' Notice

        Notices of meetings of directors must be served or mailed at least 14 clear days before the time fixed for the meeting. In any case of what is considered by the president or vice-president to be a matter of urgency, he may give notice of a meeting of directors by telephone, telecopier or e-mail not less than 2 clear days before such meeting is to be held and such notice shall be adequate for the meeting so convened.

Non-Receipt of Notice

        Non-receipt of any notice of meeting by any shareholder or director if properly sent, shall not invalidate the proceedings at any meetings of shareholders or of directors. If directors resolve a schedule of meetings specifying the place, day and hour of such meetings, directors shall be served with a copy of such resolution and no other notice shall be required for meetings so resolved.

Waiver

        A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders, and attendance of any such person at a meeting of shareholders is a waiver of notice of the meeting, except where he attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

        A director may in any manner waive a notice of a meeting of directors; and attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

V

QUORUM

Meetings of Shareholders

        The presence of two (2) holders of shares entitled to vote at an annual or special meeting of shareholders, present in person or by proxy, shall constitute a quorum for such meeting.

Meetings of Directors

        The presence of a majority of the directors of the Corporation shall constitute a quorum for any meeting of the Board of Directors of the Corporation.

General

        If a quorum is present at the opening of any meeting of shareholders or of directors, the shareholders or directors present may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting.

VI

PROXIES

        Every shareholder entitled to vote at a meeting of shareholders may, by means of a proxy, appoint a person, who need not be a shareholder, as his nominee to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy. A proxy shall be executed by the shareholder or by his attorney authorized in writing and shall be valid only at the meeting in respect of which it is given or at any adjournment thereof.

VII

ADJOURNMENTS

        If less than a quorum be in attendance at the time for which any meeting of shareholders or directors shall have been called, the meeting may, after the lapse of fifteen minutes from the time appointed for holding the meeting, be adjourned, from time to time by the shareholders present or represented, not exceeding one (1) month at any one time, without any notice other than by announcement at the meeting, until a quorum shall attend.

        Any meeting at which a quorum is present may also be adjourned in like manner for such time as may be determined by vote. At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted if the meeting had been held as originally called.

VIII

WRITTEN INSTRUMENT IN LIEU OF MEETING

        All by-laws and resolutions of directors or shareholders shall be passed at duly convened meetings. Nevertheless, except as otherwise provided by the Canada Business Corporations Act, the signature of all the directors or shareholders of the Corporation (as the case may be) to any resolution or by-law which might be adopted by the directors or the shareholders (as the case may be) shall give to such resolution or by-law the same force and effect as if the same had been unanimously adopted by all the directors or shareholders respectively at a meeting duly called for the purpose of considering the same.

IX

GENERAL POWERS OF DIRECTORS

        Subject to any provisions in the articles of incorporation or in any unanimous shareholders agreement, the directors shall manage the business and affairs of the Corporation. However, the directors shall not sell, lease or exchange all or substantially all the property of the Corporation other than in the ordinary course of business of the Corporation without the approval by special resolution of the shareholders as required by the Canada Business Corporations Act

X

ISSUE OF SHARES

        The directors may issue shares of the Corporation by resolution at such times, to such persons and for such consideration as the directors think fit, with full power to grant options to acquire such shares. No such share shall be issued until it is fully paid in money, or in property or past services that is the fair equivalent of the money that the Corporation would have received if the share had been issued for money.

XI

SHARE CERTIFICATES AND TRANSFERS

        Certificates for shares of the Corporation shall be in such form as shall be approved by the directors.

        Every certificate returned to the Corporation for exchange shall be marked "CANCELLED" with the date of cancellation by the secretary and/or treasurer.

        All transfers of shares shall be entered in the register of transfers of the Corporation, but no transfer shall be recorded nor shall the same be valid or permitted to be entered in such register of transfers unless and until the certificates representing the shares to be transferred have been surrendered and cancelled as aforesaid.

        Transfers of the shares of the Corporation shall be restricted to the extent, if any, provided in the articles of incorporation.

        If a share certificate be lost, destroyed or wrongfully taken, the Corporation shall replace it if the owner:

a)
so requests before the Corporation has notice that it has been acquired by a bona fide purchaser;

b)
furnishes the Corporation with a sufficient indemnity bond; and

c)
satisfies any other reasonable requirement imposed by the Corporation.

XII

DIVIDENDS AND RESERVE FUND

        The directors may from time to time declare and pay dividends out of the net profits or surplus of the Corporation to the shareholders according to their respective rights and interest therein.

        The directors may, before declaring any dividend or making any distribution of profits, set aside out of the profits of the Corporation such sums as they think proper as a reserve or reserves which shall, in the discretion of the directors, be applicable for any purpose to which the profits of the Corporation may be properly applied.

XIII

BORROWING OF MONEY

        Subject to any provisions in the articles of incorporation or in any unanimous shareholders agreement, the directors may, without authorization of the shareholders:

a)
borrow money upon the credit of the Corporation;

b)
issue, re-issue, sell or pledge debt obligations of the Corporation; and

c)
mortgage, hypothecate, pledge or otherwise create a security interest in any and all present or future moveable or immoveable property of the Corporation to secure the payment or performance of any debt obligations, any money borrowed, any guarantee, or any other debt, indebtedness, undertaking or liability of any nature whatsoever of the Corporation.

        The words "debt obligations" as used in this paragraph mean bonds, debentures, notes or other evidence of indebtedness or guarantees of the Corporation, whether secured or unsecured.

        The Board of Directors may, by resolution, from time to time, delegate to such one or more of the Directors and Officers of the Corporation as may be designated by the Board, all or any of the foregoing powers conferred on the Board above to such extent and in such manner as the Board shall determine at the time of each such delegation.

XIV

OFFICERS

        Subject to any provisions in the articles of incorporation or in any unanimous shareholders agreement:

a)
the directors shall from time to time appoint a president and a secretary, and may from time to time appoint one or more vice-presidents, a treasurer and such other officers as they may deem necessary;

b)
the officers need not be directors;

c)
two or more offices may be held by the same person; and

d)
the remuneration of the officers and the terms, covenants and conditions of their appointment shall from time to time be determined by the directors.

        An act of an officer is valid notwithstanding an irregularity in his appointment or a defect in his qualification.

XV

CHAIRMAN AND PRESIDENT

Presiding

        The chairman of the board elected by the majority vote of the directors of the Corporation, and in his absence the president, shall preside at all meetings of shareholders and of directors and shall exercise a general oversight over the business and affairs of the Corporation. If the president be absent or decline to act, the persons present may choose someone of their number who is a director of the Corporation to be chairman of the meeting.

Chairman's Casting Vote

        The chairman so acting shall have a casting vote in the event of an equal division of votes upon any questions raised at a meeting of the directors or shareholders of the Corporation.

Signing Documents

        The president, and in his absence any vice-president, and the secretary and/or the treasurer, shall sign all certificates representing shares of the Corporation, unless otherwise ordered by the directors, provided that the signature of either or both of the said officers to certificates representing shares of the Corporation may be engraved, lithographed or otherwise mechanically reproduced thereon.

XVI

SECRETARY AND/OR TREASURER

        The secretary and/or the treasurer shall discharge their duties faithfully and may be required to give a bond for their faithful discharge in such sum and with such sureties as the directors shall determine. They shall have the following duties allotted between them if one person does not hold both offices, with the allotment to be made in the discretion of the directors:

a)
to keep the minutes of the meetings of shareholders and of directors in a book or books provided for that purpose:

b)
to see that all required notices are duly given by the Corporation;

c)
to see that all bonds, reports, certificates and all other documents and records required by law are properly kept and filed;

d)
to have charge and custody of and be responsible for all funds, securities, books, vouchers and papers of the Corporation, and to deposit all such funds and securities in the name of the Corporation in such bank, trust company or other depositaries as may be selected by the directors;

e)
to submit at each meeting of directors a cash statement showing receipts and disbursements and such information relative to the financial position of the Corporation as the directors may from time to time determine, if so required by a director;

f)
to render a detailed audited report of the conditions of the finances of the Corporation prepared in accordance with the provisions of the Canada Business Corporations Act at the regular meeting of directors preceding the annual meeting of shareholders, and to render such other reports audited or otherwise as the directors may require from time to time;

g)
to receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; and

h)
in general, to perform all the duties incidental to the office of secretary and/or treasurer and such other duties as may be assigned to them from time to time by the directors.

XVII

GENERAL MANAGER OR MANAGING DIRECTOR

        The general manager, if one be appointed, shall have full authority, subject to the authority of the directors and the supervision of the president, to manage and direct the business and affairs of the Corporation (except such matters and duties as by law must be transacted or performed by the directors or by the shareholders in general meeting) and to employ and discharge agents and employees of the Corporation. The directors may delegate to him any less power. If and so long as the general manager is a director, he may, but need not, be known as managing director. He shall conform to all lawful orders given to him by the directors. He shall at all reasonable times give to the directors, or any of them, all information they may require regarding the business and affairs of the Corporation.

XVIII

AUDITOR

        At each annual meeting the shareholders shall, by ordinary resolution, appoint an auditor of the Corporation. The remuneration of the auditor may be fixed by ordinary resolution of the shareholders or, if not so fixed, may be fixed by the directors.

        Notwithstanding the foregoing, the shareholders may, where permitted by the Canada Business Corporations Act, resolve at any annual meeting not to appoint an auditor. Such resolution not to appoint an auditor shall be valid only until the next succeeding annual meeting and only if consented to by all the shareholders, including shareholders not otherwise entitled to vote.

XIX

CHEQUES

        All cheques, bills of exchange, or other orders for the payment of money, notes or other evidences of indebtedness issued, accepted or endorsed in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the directors.

XX

DECLARATIONS

        The president, any one of the vice-presidents, secretary and/or treasurer, assistant secretary and/or treasurer, accountant, chief clerk, or any one of them is authorized to and empowered to appear and make answer for the Corporation to all writs, orders and interrogatories upon articulated facts issued out of any court and to declare for and on behalf of the Corporation any answer to writs or attachment by way of garnishment in which the Corporation is garnishee, and to make all affidavits and sworn declarations in connection therewith or in connection with any or all judicial proceedings to which the Corporation is a party and to make demands of abandonment or petitions for winding-up or bankruptcy orders upon any debtor of the Corporation and to attend and vote at all meetings of creditors of any of the Corporation's debtors and grant proxies in connection therewith.

XXI

INTEREST IN MATERIAL CONTRACTS

        As provided in the Canada Business Corporations Act, a director or officer of the Corporation who:

a)
is a party to a material contract or proposed material contract with the Corporation, or

b)
is a director or an officer of or has a material interest in any person who is a party to a material contract or proposed material contract with the Corporation,

  shall disclose in writing to the Corporation or request to have entered in the minutes of meetings of directors the nature and extent of his interest and shall not vote on any resolution to approve the contract unless the contract is:

  i)
  an arrangement by way of security for money lent to or obligations undertaken by him for the benefit of the Corporation or an affiliate;

  ii)
  one relating primarily to his remuneration as a director, officer, employee or agent of the Corporation or an affiliate;

  iii)
  one for indemnity or insurance for the benefit of a director or officer or former director or former officer under Section 124 of the Canada Business Corporations Act; or

  iv)
  one with an affiliate.

XXII

INDEMNIFICATION AND PROTECTION

        Except in respect of an action by or on behalf of the Corporation to procure a judgment in its favour, the Corporation shall indemnify any director or officer, any former director or former officer, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer if:

a)
he acted honestly and in good faith with a view to the best interests of the Corporation; and

b)
in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

        The Corporation shall, with the approval of the court, indemnify any person referred to in the immediately preceding paragraph in respect of an action by or on behalf of the Corporation to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or officer, against all costs, charges and expenses reasonably incurred by him in connection with such action, if he fulfills the conditions set out in subparagraphs a) and b) of the immediately preceding paragraph.

        Notwithstanding anything hereinabove contained, the Corporation shall indemnify any person referred to in the first paragraph of this By-law XXII who has been substantially successful in the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer against all costs, charges and expenses reasonably incurred by him in respect of such action or proceeding.

        The Corporation shall purchase and maintain insurance for the benefit of any person being director or officer against any liability incurred by him in his capacity as a director or officer, except where the liability relates to his failure to act honestly and in good faith with a view to the best interest of the Corporation or its majority-owned subsidiaries.

XXIII

AMENDMENTS TO BY-LAWS

        Subject to any provisions in the articles of incorporation or in any unanimous shareholders agreement, the directors may, by resolution, make, amend or repeal any By-laws that regulate the business or affairs of the Corporation. The directors shall submit any by-law and any amendment or repeal of any by-law to the shareholders at the next meeting of shareholders and the shareholders may, by ordinary resolution, confirm, reject or amend the by-law, amendment or repeal. A by-law, or an amendment or a repeal of a by-law, is effective from the date of the resolution of directors until it is confirmed, confirmed as amended or rejected by the shareholders or, if it is not submitted to the shareholders, until the close of such meeting. If a by-law, or an amendment or a repeal of a by-law is rejected by the shareholders, or not submitted to them as aforesaid, no subsequent resolution of the directors to make, amend or repeal a by-law having substantially the same purpose or effect shall be effective until it is confirmed or confirmed as amended by the shareholders. A shareholder may, in accordance with the provisions of the Canada Business Corporations Act, make a proposal to make, amend or repeal a by-law.

XXIV

BANKING BY-LAW

a)
The directors of the Corporation shall be authorized to borrow money upon the credit of the Corporation, for the required amounts, by way of loan, overdraft or otherwise from a bank or financial institution;

b)
All promissory notes and other negotiable instruments, including partial and complete renewals covering such loans as well as the interest accruing therefrom, given to the said bank or financial institution and signed in the name of the Corporation by its officers authorized to sign negotiable instruments on behalf of the Corporation, shall bind the Corporation;

c)
The directors may secure such loans or the execution of any other obligation contracted by the Corporation in favour of the bank or financial institution by way of mortgage, hypothec, charge or pledge on all property, moveable or immoveable, present or future, of the Corporation. Any mortgage, hypothec, charge or pledge so granted by the Corporation and signed by its officers authorized to sign negotiable instruments on behalf of the Corporation, shall bind the Corporation;

d)
All contracts, deeds, documents, grants and other guarantees reasonably required by the said bank or financial institution or its lawyer or notary, for the purposes stated above, shall be executed, completed, and delivered by the authorized officers of the Corporation; and

e)
When the present by-law has been confirmed by the shareholders of the Corporation, it shall remain in force until another by-law repealing it is confirmed by the shareholders and a copy is delivered to any bank or financial institution in front of which the foregoing powers have been used.

        The Board of Directors may, by resolution, from time to time, delegate to such one or more of the Directors and Officers of the Corporation as may be designated by the Board, all or any of the foregoing powers conferred on the Board above to such extent and in such manner as the Board shall determine at the time of each such delegation.

XXV

BUSINESS OF THE CORPORATION

        The financial year of the Corporation shall end on such date in each year as the Board of Directors may determine by resolution.

        The location of the registered office of the Corporation shall be determined by resolution of the Board of Directors, provided, that the location shall be in Canada.

LAB INTERNATIONAL INC.

BY-LAWS

AMENDMENT #1

The By-Laws be and the same are hereby amended as follows:

1.
By deleting in its entirety the subsection in By-Law II headed "Board of Directors".

2.
By deleting the first sentence of the subsection headed "Vacancies" in By-Law II and replacing it with "Any vacancy among the directors may be filled by simple resolution of the board of directors.".

        The foregoing amendments to the By-Laws were confirmed by the shareholders of LAB International Inc. (the "Corporation") at its annual and special meeting held on June 26, 2006.

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  Exhibit 3.2
BY-LAWS